Exhibit 10.1
Execution Version
VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of July 29, 2026 (this “Agreement”), is entered into by and among MiMedx Group, Inc. (“Parent”), Sanara MedTech Inc. (the “Company”) and each Person identified on Exhibit A (each a “Stockholder” and, collectively, the “Stockholders”).

RECITALS:
WHEREAS, concurrently with the execution of this Agreement, Parent, Mustang Merger Sub, Inc. (“Merger Sub”); and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, first, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of such merger (the “Merger”);
WHEREAS, as of the date hereof, each Stockholder either directly or through one of its affiliates is the record and beneficial owner of, and has the right to vote and dispose of, the number of Company Common Shares set forth opposite such Stockholder’s name on Exhibit A (the “Existing Shares”); and
WHEREAS, as a material inducement to Parent to enter into the Merger Agreement, Parent has requested each Stockholder to agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Covered Shares.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
GENERAL
Section 1.1Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Company Board” means the board of directors of the Company.
“Contemplated Transactions” means (i) all actions and transactions contemplated by the Merger Agreement, including the Merger, and (ii) all actions and transactions contemplated by this Agreement.
“Covered Shares” means the Existing Shares, together with any Company Shares that any Stockholder acquires, either beneficially or of record, on or after the date of this Agreement, including any Company Shares received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, benefit award, warrant or other security or instrument exercisable, convertible or exchangeable into Company Shares.

LEGAL/51600349v5

“Permitted Transfer” means a Transfer of Covered Shares by any Stockholder: (a) if such Stockholder is an individual, (i) to any member of such Stockholder’s immediate family, (ii) to any trust or other estate planning vehicle for the direct or indirect benefit of such Stockholder or the immediate family of such Stockholder for bona fide estate planning purposes, (iii) by virtue of laws of descent and distribution following the death of such Stockholder, (iv) by operation of law or pursuant to an order of a court or other regulatory agency (including, for the avoidance of doubt, a domestic relations order, divorce settlement, divorce decree or separation agreement) or (v) to a partnership, limited liability company or other entity of which such Stockholder and/or the immediate family of such Stockholder are the legal and beneficial owners of all the outstanding equity securities or similar interests; (b) if such Stockholder is a corporation, partnership, limited liability company or other entity, (I) to another corporation, partnership, limited liability company or other entity that is an affiliate controlled by such Stockholder, (II) to one or more partners or members of such Stockholder or to an affiliate under common control with such Stockholder or (III) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or affiliates of such Stockholder (including, for the avoidance of doubt, where such Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); or (c) if such Stockholder is a trust or other estate planning vehicle, to any beneficiary of such Stockholder that receives Shares in a distribution from it for no consideration; provided, however, that a Transfer referred to in in clauses (a) – (c) shall be deemed a Permitted Transfer only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement (without modification or condition other than the consummation of the Permitted Transfer).
“Support Period” means that period from the date of this Agreement until the Expiration Time.
“Transfer” means, directly or indirectly, to sell (including short sell), transfer, assign or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, by gift, or otherwise), either voluntarily or involuntarily, or to enter into any option or other Contract with respect to the voting of or sale, transfer, conversion, assignment or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
ARTICLE 2
VOTING
Section 2.1Agreement to Vote.
(a)During the Support Period, each Stockholder hereby irrevocably and unconditionally agrees that, at the Company Stockholder Meeting or any other meeting of the Company’s stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called, and including any adjournment or postponement thereof), and in any action by written consent of the Company’s stockholders, in each case at which any of the matters set forth in clauses (ii) or (iii) below is put to the vote of stockholders of the Company, such Stockholder shall, and shall cause any nominee and other holder of record of any of such Stockholder’s Covered Shares to:
(i)when any such meeting is held, appear at such meeting or otherwise cause all of such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and when action by written consent of the Company’s stockholders is proposed, respond affirmatively to any such request for written consent;
(ii)vote (or act by written consent), or cause to be voted at such meeting (or validly execute and return and cause such written consent to be granted with respect to), all of such Stockholder’s Covered Shares in favor of (A) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (B) each of the other actions expressly contemplated by the Merger Agreement and (C) any proposal (to the extent permitted by Section 6.2 of the Merger Agreement) to adjourn, recess or postpone the applicable meeting to a later date that is prior to the End Date if there are not sufficient votes at the applicable meeting to approve the Merger; and
(iii)vote (or act by written consent), or cause to be voted at such meeting (or validly execute and return and cause such written consent to be granted with respect to), all of such Stockholder’s Covered Shares against the following actions (other than the Merger and the Contemplated Transactions):  (A) any action or proposal to amend or waive any provision of the Company Charter or Company Bylaws for which the Stockholders have received at least 10 days’ prior written notice from either Parent or the Company that it reasonably expects that such action or proposal would (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger; (B) any Acquisition Proposal or any agreement related thereto; and (C) any other action which is intended, or would reasonably be expected, to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.
(b)[Reserved.]
Section 2.2No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder has not (a) entered into, and shall not, until this Agreement is terminated pursuant to Section 5.1, enter into any voting agreement or voting trust that is inconsistent with this Agreement or (b) granted, and shall not, until this Agreement is terminated pursuant to Section 5.1, grant a proxy, consent or power of attorney in any manner that would have the effect of preventing, materially delaying or disabling such Stockholder from performing any of its obligations under this Agreement. Each Stockholder hereby further covenants and agrees that, until this Agreement is terminated pursuant to Section 5.1, such Stockholder shall not take any other action in its capacity as the record holder or beneficial owner of Covered Shares, that would reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions or the performance by the Company of its obligations under the Merger Agreement.
Section 2.3No Obligation to Exercise Options or Other Securities. Nothing in this Agreement shall require any Stockholder to (a) convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying Company Shares or (b) vote, or execute any consent with respect to, any Company Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.
Section 2.4Proxy Card. Prior to the Expiration Time, each Stockholder shall promptly (but in any event no later than ten (10) Business Days prior to the Company Stockholder Meeting) execute and deliver to the Company or the Company’s proxy solicitor (or cause the holders of record of such Stockholder’s Covered Shares to execute and deliver to the Company or the Company’s proxy solicitor), any proxy card or voting instructions such Stockholder receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 2.1 which shall be voted in the manner described in Section 2.1, and such vote during the Support Period shall not be amended, withdrawn or rescinded.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.1Representations and Warranties of Stockholders. Each Stockholder, severally as to himself, herself or itself, and not jointly or jointly and severally, hereby represents and warrants to Parent as follows:
(a)Organization; Authorization; Validity of Agreement; Necessary Action. If such Stockholder is an entity, such Stockholder is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization. Such Stockholder has the requisite power and authority and/or capacity to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other actions or proceedings are required on the part of such Stockholder to authorize the execution and delivery of this Agreement or the performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)Ownership. As of the date hereof, such Stockholder is the record and beneficial owner of, and has good and valid title to, the Existing Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any Liens (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws). The Covered Shares owned by such Stockholder will be beneficially and legally owned by such Stockholder, except in the case of a Permitted Transfer of any Covered Shares. Except as provided for in this Agreement, such Stockholder, directly or indirectly, has sole or shared voting power, sole or shared power of disposition, sole or shared power to issue instructions with respect to the matters set forth in ARTICLE 2, and sole or shared power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares owned by such Stockholder, except in the case of a Permitted Transfer of Covered Shares. As of the date hereof, except for the Existing Shares, such Stockholder does not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any Company Common Shares or other securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any Contract, other than this Agreement and the other Transaction Documents, that obligates such Stockholder to vote, acquire or dispose of any securities of the Company.

(c)No Violation. Neither the execution and delivery of this Agreement by such Stockholder nor its performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, any material Contract to which such Stockholder is a party, or give rise to a right of purchase under, or result in the creation of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws) upon, the Existing Shares owned by such Stockholder, (ii) violate any Law applicable to such Stockholder, or (iii) with respect to any Stockholder that is an entity, result in a violation or breach of or conflict with its certificate of incorporation, certificate of formation, bylaws, operating agreement, or other governing or constitutional documents, as applicable, except, in the case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform its obligations hereunder.
(d)Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by such Stockholder in connection with its execution, delivery and performance of this Agreement, except (i) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” Laws, (ii) compliance with any applicable requirements of the HSR Act and any other applicable Competition Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by such Stockholder of its obligations under this Agreement.
(e)Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Stockholder contained herein.
(f)Adequate Information. Such Stockholder acknowledges that it is a sophisticated party with respect to the Covered Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that Parent has not made and is not making any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or in the Merger Agreement.
(g)Except for the representations and warranties expressly set forth in Section 2.2 or this Section 3.1 no Stockholder (nor any other Person on behalf of any Stockholder) makes any express or implied representation or warranty in connection with the transactions contemplated hereby, and each Stockholder hereby disclaims any other representations or warranties.
Section 3.2Representations and Warranties of Parent. Parent hereby represents and warrants to other parties hereto as follows:
(a)Parent is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization.
(b)Parent has the requisite power and authority to execute and deliver this Agreement and to carry out Parent’s obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Parent and no other actions or proceedings are required on the part of Parent to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)Parent acknowledges and agrees that no Stockholder has made, and no Stockholder is making, any representation or warranty of any kind (express or implied) (and Parent acknowledges and agrees that it has not relied, and disclaims reliance, on any such representation or warranty), except as expressly set forth in Section 2.2 or Section 3.1.
ARTICLE 4
OTHER COVENANTS
Section 4.1Prohibition on Transfers, Other Actions.
(a)During the Support Period, except for any Permitted Transfer, each Stockholder shall not Transfer any of such Stockholder’s Covered Shares. Any purported Transfer not in compliance with this Section 4.1(a) shall be null and void ab initio. Notwithstanding the foregoing, (i) direct or indirect transfers of equity or other interests in any Stockholder by its equityholders is not prohibited by this Section 4.1(a) and (ii) each Stockholder may make such Transfers of such Stockholder’s Covered Shares as Parent may agree to in writing.
(b)If during the Support Period any Stockholder attempts to Transfer (other than a Permitted Transfer) any of such Stockholder’s Covered Shares in violation of Section 4.1(a), such Stockholder hereby unconditionally and irrevocably (during the Support Period) instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Shares or (iii) record such vote (including by written consent). In furtherance of the foregoing, each Stockholder hereby authorizes the Company to notify the Company’s transfer agent, and the Company agrees to notify its transfer agent, that there is a stop transfer order with respect to all of such Stockholder’s Covered Shares (and that this Agreement places limits on the voting and transfer of such Stockholder’s Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
(c)During the Support Period, each Stockholder will not (solely in such Stockholder’s capacity as a stockholder of the Company) bring, commence, institute, maintain, prosecute or voluntarily aid any legal action or proceeding which challenges the validity of or seeks to enjoin the operation of any provision of the Merger Agreement or this Agreement; provided that such Stockholder shall not be prohibited from enforcing any of its rights under this Agreement or bringing any claim against Parent and/or Company for a breach hereof. In addition, each Stockholder agrees not to demand or commence an appraisal proceeding under Section 262 of the DGCL with respect to its Covered Shares.
(d)During the Support Period, each Stockholder shall not, and shall cause its Affiliates and its and their respective Representatives (on behalf of such Stockholder) not to, directly or indirectly, (i) solicit, initiate or induce, or knowingly take any action to facilitate, assist in or encourage the submission or announcement of, any Acquisition Proposal or (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries to any Third Party or its Representatives in connection with or in furtherance of any Acquisition Proposal.

Notwithstanding the foregoing, to the extent that the Company is permitted to engage in any of the foregoing activities pursuant to Section 6.3 of the Merger Agreement, any Stockholder may participate in such activities and therefore shall not be subject to the restrictions in this Section 4.1(c) so long as such actions by such Stockholder would otherwise be permitted to be taken by the Company pursuant to Section 6.3 of the Merger Agreement.
(e)Each Stockholder shall, and shall cause its Affiliates, and shall direct its and their respective Representatives to, (i) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives with respect to any Acquisition Proposal and (ii) cease providing any information to any Third Party or its Representatives with respect to the Company or any of its Subsidiaries, or their respective businesses, properties, assets, personnel, books or records, in connection with any Acquisition Proposal. Notwithstanding the foregoing, the restrictions in this Section 4.1(d) shall not apply with respect to any discussions or negotiations with respect to the Transfer of Covered Shares permitted by Section 4.1(a).
(f)For the avoidance of doubt, for the purposes of this Agreement, the Company shall not be deemed an Affiliate of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such), shall not be deemed a Representative of any Stockholder.
Section 4.2Further Assurances. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.
ARTICLE 5
MISCELLANEOUS
Section 5.1Termination. This Agreement shall remain in effect until the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written agreement of the parties hereto, (d) the Company Board effecting an Adverse Recommendation Change in accordance with the terms of the Merger Agreement or (e) such date and time as the Merger Agreement shall have been, without the prior written consent of the Stockholders, amended or supplemented, or any provision thereof waived, in a manner that changes the form of the consideration or reduces the amount of the Merger Consideration payable (or issuable) in respect of any Covered Shares (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration), in which case this Agreement shall automatically terminate and be of no further force and effect with respect to all parties hereto (the time of such termination, the “Expiration Time”). The representations, warranties and covenants of the Stockholders contained in this Agreement shall expire at the Expiration Time. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.
Section 5.2No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares except as otherwise provided herein.
Section 5.3Publicity. Each Stockholder hereby authorizes the Company and Parent to include and disclose in any press release, the Registration Statement, the Proxy Statement, and in such other schedules, certificates, applications, agreements or documents as Parent and the Company reasonably determine to be necessary or appropriate (as required by applicable Law) in connection with the consummation of the Merger and the Contemplated Transactions, such Stockholder’s identity and ownership of the Covered Shares, and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement. Each Stockholder acknowledges that each of the Company and Parent may, in its sole discretion, file a form of this Agreement with the SEC or any other Governmental Authority or securities exchange. Parent and the Company hereby authorize each Stockholder to disclose this Agreement and the Contemplated Transactions in any reports required to be filed by such Stockholder or any of its affiliates under the Exchange Act or otherwise as required by Law. Each party hereto agrees to promptly provide to the other parties any information it may reasonably require for the preparation of any such disclosure documents, and each party agrees to promptly notify the other parties of any required corrections with respect to any information supplied by such party specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
Section 5.4Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,
If to Parent, to:
MIMEDX GROUP, INC.
1775 West Oak Common Ct. NE
Marietta, GA 30062
Attention: William “Butch” Hulse
E-mail: BHulse@mimedx.com

with copies to:
Greenberg Traurig, P.A.
401 East Las Olas Blvd.
Suite 2000
Attention: Flora Perez and Matthew Miller
E-mail: perezf@gtlaw.com; millerma@gtlaw.com
If to the Company (prior to the Closing), to:
SANARA MEDTECH INC.
1200 Summit Avenue, Suite 414
Forth Worth, Texas 76102
Attention:  Seth Yon
E-mail:  syon@sanaramedtech.com

with copies to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309

Attention: J. Mark Ray; Kyle G. Healy; Tyler w. Pate
E-mail:     mark.ray@alston.com; kyle.healy@alston.com; tyler.pate@alston.com
If to any Stockholder, to the address set forth next to such Stockholder’s name on Exhibit A.
Section 5.5Mutual Drafting; Interpretation. Each party to this Agreement has participated in the drafting of this Agreement, which each such party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Annexes” are intended to refer to Sections of this Agreement and Exhibits and Annexes to this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section or Article in which such words appear. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. If the last day of a period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement is not a Business Day, the period shall end on the immediately following Business Day.
Section 5.6Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 5.7Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 5.8Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a)This Agreement, and all Proceedings (whether in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Transactions, shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules of such state.
(b)All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Transactions shall be heard and determined exclusively in Texas State court located in Dallas, Texas or, to the extent such court does not have jurisdiction, the U.S. District Court for the Northern District of Texas (Dallas Division), and the parties irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Texas and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Applicable Law or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.
(c)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE GUARANTEE OR THE TRANSACTIONS.
Section 5.9Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.
Section 5.10Waiver. Parent may extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other parties hereto with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Parent, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 5.11Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that any breach of this Agreement would not be adequately compensated by monetary damages, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required, in addition to any other remedy to which they are entitled at law or in equity. The pursuit of specific enforcement by any party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time.
Section 5.12Stockholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by each Stockholder are made solely with respect to such Stockholder and its Covered Shares. Each Stockholder is entering into this Agreement solely in its capacity as the owner (or as a trust whose beneficiaries are the beneficial owners), directly or indirectly, of its Covered

Shares and nothing herein shall limit or affect any actions or omissions by such Stockholder (or any designee or affiliate serving in his or her capacity as a director on the Company Board or an officer of the Company) in any other capacity (including as a director or officer of the Company).
Section 5.13Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 5.14Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the actions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated.
Section 5.15Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or affiliate of any Stockholder shall (unless itself a Stockholder) have any liability (whether in contract or in tort) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby.
Section 5.16Successors and Assigns; Third Party Beneficiaries.
(a)Except in connection with a Permitted Transfer, in each case, effected pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
(b)This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.
[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT

MIMEDX GROUP, INC.

By: /s/ Joseph H. Capper
Name: Joseph H. Capper
Title: Chief Executive Officer
[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

SANARA MEDTECH INC.

By: /s/ Seth D. Yon
Name: Seth D. Yon
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    /s/ Ronald T. Nixon
    Ronald T. Nixon

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    /s/ Brad Gurasich
    Brad Gurasich

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    CGI CELLERATE RX, LLC

        By: Catalyst Rochal, LLC, its sole member

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Manager

    By: /s/ Brad Gurasich
    Name: Brad Gurasich
    Title: Manager

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    FA SANARA, LLC

        By: Family Alignment, LLC, its manager

            By: The Catalyst Group, Inc., its
            manager

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Authorized Signatory

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    CATALYST ROCHAL, LLC

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Manager

    By: /s/ Brad Gurasich
    Name: Brad Gurasich
    Title: Manager

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    THE CATALYST GROUP, INC.

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Authorized Signatory

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    FAMILY ALIGNMENT, LLC

        By: The Catalyst Group, Inc., its manager

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Authorized Signatory

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

    ROCHAL INDUSTRIES, LLC

        By: Catalyst Rochal, LLC, its member

    By: /s/ Ronald T. Nixon
    Name: Ronald T. Nixon
    Title: Manager

    By: /s/ Brad Gurasich
    Name: Brad Gurasich
    Title: Manager